Exhibit 5.1

NORTH POINT    •    901 LAKESIDE AVENUE    •    CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939    •    FACSIMILE: +1.216.579.0212

October 1, 2012

DDR Corp.

3300 Enterprise Parkway

Beachwood, Ohio 44122

Re: Registration Statement on Form S-3 filed by DDR Corp.

Ladies and Gentlemen:

We have acted as counsel for DDR Corp., an Ohio corporation (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of an indeterminate aggregate initial offering price or number of: (i) common shares, $0.10 par value per share, of the Company (the “Common Shares”); (ii) preferred shares, without par value, of the Company (the “Preferred Shares”); (iii) debt securities of the Company (the “Debt Securities”) in one or more series; (iv) depositary shares representing fractional interests in Preferred Shares (the “Depositary Shares”); and (v) warrants to purchase Common Shares (the “Warrants”), in each case as contemplated by the Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Common Shares, the Preferred Shares, the Debt Securities, the Depositary Shares and the Warrants are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Common Shares, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value therefor as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will be validly issued, fully paid and nonassessable.

2.	The Preferred Shares, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will be validly issued, fully paid and nonassessable.

ALKHOBAR    •    ATLANTA    •    BEIJING     •    BOSTON    •    BRUSSELS    •    CHICAGO    •    CLEVELAND     •    COLUMBUS    •    DALLAS    •    DUBAI

DÜSSELDORF    •    FRANKFURT    •    HONG KONG    •     HOUSTON    •    IRVINE    •    JEDDAH    •    LONDON    •    LOS  ANGELES    •    MADRID

MEXICO CITY    •    MILAN    •     MOSCOW    •    MUNICH    •    NEW YORK    •    PARIS    •     PITTSBURGH    •    RIYADH    •    SAN DIEGO

SAN FRANCISCO    •    SÃO PAULO    •    SHANGHAI    •     SILICON VALLEY    •    SINGAPORE    •    SYDNEY    •    TAIPEI    •     TOKYO    •    WASHINGTON

DDR Corp.

October 1, 2012

3.	The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will constitute valid and binding obligations of the Company.

4.	The Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement (as defined below) pursuant to which they are issued.

5.	The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee or subcommittee thereof), the Company’s Second Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities issuable upon conversion, exchange or exercise of any other Security, will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee or subcommittee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued in compliance with applicable federal and state securities laws and (vii) any Deposit Agreement or Warrant Agreement (as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

With respect to any Securities consisting of Preferred Shares, we have further assumed that the Company will issue and deliver the shares of the Preferred Shares being issued and delivered after the filing with the Secretary of State of the State of Ohio of a certificate of amendment to the Articles of Incorporation, approved by us, establishing the designations, preferences and rights of the class or series of the Preferred Shares being issued and delivered.

DDR Corp.

October 1, 2012

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) such Debt Securities will have been issued pursuant to the Indenture, dated as of May 1, 1994 (the “Senior Indenture”), by and between the Company and U.S. Bank National Association (as successor to U.S. Bank Trust National Association (successor to National City Bank)), as amended and supplemented as of the date hereof, or the Indenture, dated as of May 1, 1994 (the “Subordinated Indenture” and each of the Senior Indenture and the Subordinated Indenture, an “Indenture”), by and between the Company and The Bank of New York Mellon (as successor to JP Morgan Chase Bank (successor to Chemical Bank)); (ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the applicable Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the applicable trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture.

With respect to any Securities consisting of Depositary Shares, we have further assumed that the Depositary Shares will be: (i) issued and delivered after authorization, execution and delivery of the deposit agreement, approved by us, relating to the Depositary Shares to be entered into between the Company and an entity (the “Depositary”) selected by the Company to act as depository (the “Deposit Agreement”) and (ii) issued after the Company deposits with the Depositary shares of the Preferred Shares to be represented by such Depositary Shares that are authorized, validly issued and fully paid as contemplated by the Registration Statement and the Deposit Agreement.

With respect to any Securities consisting of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

The opinions in paragraphs 3 and 5 expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

DDR Corp.

October 1, 2012

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of New York and the laws of the State of Ohio, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day